UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 30,  2010

XUN ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53466	26-1616719
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12518 NE Airport Way, Suite 148 No. 156 Portland Oregon  97230

Address of principal executive offices)

775-200-0505

 (Registrant's telephone number, including area code)

Real Value Estates, Inc.  3970 Casa Blanca Road Reno, Nevada  89502

 (Former Name or former address if changed from last report.)

Copies to:

Jeffrey G. Klein, P.A.

2600 North Military Trail

Suite 270

Boca Raton, Florida  33498

Tel: (561) 997-9920

Fax: (561)998-9557

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

 Certain statements included in this Form 8-k regarding Xun Energy, Inc.  ( “Company”) that are not  historical  facts are  forward-looking statements,  including  the  information  provided  with  respect  to the future business  operations  and  anticipated  operations  of the Company.    These forward-looking  statements are based on current expectations, estimates,  assumptions and beliefs of management,  and words such as "expects," "anticipates,"   "intends,"   "plans,"   "believes,"   "estimates"  and  similar expressions  are intended to identify  such  forward-looking  statements.  These forward-looking  statements involve risks and uncertainties,  including, but not limited  to,  the  success  of our  current  or  proposed  business  activities.  Accordingly, actual results may differ.

Section 1-Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2010 the Company entered into an Accounts Receivable Assignment (the “Assignment”) with Comtax Services Inc. (“Comtax”) whereby Comtax assigned to the Company $147,965 in accounts receivable due Comtax from Global Power and Water Industries, Inc. (Global)  in consideration for 1,259,000 common shares of the Company at a share price of $.05 for a total of $62,950.00. The $62,950 to Comtax represents the monies owed by the Company to Global in the form of Promissory Notes and interest due in March 2011 and April 2011.

If within 150 days from the execution of the Assignment, the Company is not able to collect all accounts receivable, then the Company may re-transfer to Comtax and Comtax shall repurchase any outstanding accounts receivable for the balance owed.

For more information regarding the Assignment, you are urged to review the Assignment in its entirety which is identified as Exhibit 10.1.

Section 3-Securities and Trading Market

Item 3.02 Unregistered Sale of Equity Securities

On November 30, 2010, the Company issued to Comtax 741,000 common shares at a share price of $.05 for a total of $37,050.00.

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Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1:

Accounts Receivable Assignment

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 2, 2010

Xun Energy, Inc. BY: /s/ Peter Matousek —————————————— Name: Peter Matousek Title: President/CEO

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